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                                                                    EXHIBIT 4.23





                              CERTIFICATE OF TRUST

                                       OF

                          BORGWARNER CAPITAL TRUST III


                  This Certificate of Trust is being executed as of November 16, 2001 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.ss.ss. 3801 et seq. (the "Act").

                  The undersigned hereby certify as follows:

                  1. Name. The name of the business trust is BorgWarner Capital Trust III (the "Trust").

                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           Bank One Delaware, Inc.
                           300 King Street
                           Suite 4014
                           Wilmington, Delaware 19801

                  3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

                  4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



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                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        BANK ONE DELAWARE, INC.,
                                        as Delaware Trustee



                                        By: /s/ MARLA S. ROTH
                                           ------------------------------------
                                            Name: Marla S. Roth
                                            Title: Vice President


                                        /s/ JEFFREY L. OBERMAYER
                                        ---------------------------------------
                                        Jeffrey L. Obermayer, as Trustee


                                        /s/ MARGARET E. ANNETT
                                        ---------------------------------------
                                        Margaret E. Annett, as Trustee


                                        /s/ DENNIS KROL
                                        ---------------------------------------
                                        Dennis Krol, as Trustee




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